Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	646	74,908		35,266	27,431	11,685	526
Seniors Housing Triple-net	15	330	26,702		4,880	15,478	6,040	304
Outpatient Medical	15	368	22,018,577	(1)	n/a	n/a	n/a	n/a
Health System	31	215	25,943		201	663	3,089	21,990
Long-Term/Post-Acute Care	18	135	15,893		40	873	—	14,980
Total	17	1,694

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	4Q19 NOI	4Q20 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	514	$214,705	$142,218	(33.8)%	598	$662,852	37.4%
Seniors Housing Triple-net(4)	290	88,245	85,849	(2.7)%	315	380,212	21.5%
Outpatient Medical	303	83,184	84,927	2.1%	356	401,996	22.7%
Health System	215	35,800	36,784	2.7%	215	147,136	8.3%
Long-Term/Post-Acute Care(4)	127	44,322	45,206	2.0%	135	180,140	10.1%
Total	1,449	$466,256	$394,984	(15.3)%	1,619	$1,772,336	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	78.2%	n/a	n/a	97.2%	0.7%	0.4%	1.7%
Seniors Housing Triple-net	79.1%	1.01	1.18	91.1%	3.5%	0.7%	4.7%
Outpatient Medical	93.8%	n/a	n/a	100.0%	—	—	—
Health System(8)	68.5%	2.27	2.90	33.6%	48.2%	18.2%	—
Long-Term/Post-Acute Care	72.1%	1.00	1.29	29.0%	43.2%	27.8%	—
Total		1.30	1.60	91.7%	4.5%	2.2%	1.6%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of December 31, 2020 for Seniors Housing Operating and Outpatient Medical and September 30, 2020 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the three properties disposed of during the quarter ended March 31, 2020.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	128	$163,640	$—	$—	$—	$—	$163,640	9.2%
Sunrise Senior Living United Kingdom	45	73,330	—	—	—	—	73,330	4.1%
ProMedica	215	—	—	—	147,136	—	147,136	8.3%
Genesis Healthcare	79	—	1,481	—	—	86,086	87,567	4.9%
Avery Healthcare	55	5,691	66,010	—	—	—	71,701	4.0%
Sagora Senior Living	31	38,275	26,729	—	—	—	65,004	3.7%
Brookdale Senior Living	86	(1,210)	59,706	—	—	—	58,496	3.3%
Revera	94	57,080	—	—	—	—	57,080	3.2%
Brandywine Living	28	48,300	—	—	—	—	48,300	2.7%
Legend Senior Living	33	—	47,163	—	—	1,066	48,229	2.7%
Belmont Village	21	41,192	—	—	—	—	41,192	2.3%
Remaining	804	236,554	179,123	401,996	—	92,988	910,661	51.6%
Total	1,619	$662,852	$380,212	$401,996	$147,136	$180,140	$1,772,336	100.0%

By Country:
United States	1,356	$458,462	$307,281	$401,996	$147,136	$173,461	$1,488,336	84.0%
United Kingdom	114	94,864	69,516	—	—	—	164,380	9.3%
Canada	149	109,526	3,415	—	—	6,679	119,620	6.7%
Total	1,619	$662,852	$380,212	$401,996	$147,136	$180,140	$1,772,336	100.0%

By MSA:
New York	79	$51,975	$14,720	$30,484	$3,609	$12,046	$112,834	6.4%
Los Angeles	68	54,472	18,645	30,789	434	—	104,340	5.9%
Greater London	47	66,961	16,039	—	—	—	83,000	4.7%
Dallas	57	26,461	14,611	30,967	760	3,927	76,726	4.3%
Philadelphia	51	10,467	5,126	22,515	12,468	23,397	73,973	4.2%
Washington D.C.	38	32,558	5,634	6,397	10,000	2,653	57,242	3.2%
Houston	33	10,374	3,272	32,879	—	—	46,525	2.6%
San Francisco	20	24,961	9,995	—	4,385	—	39,341	2.2%
San Diego	17	16,243	6,438	5,363	—	2,741	30,785	1.7%
Minneapolis	20	1,309	15,164	13,499	—	—	29,972	1.7%
Chicago	41	5,565	9,098	5,266	9,801	—	29,730	1.7%
Montréal	20	27,664	—	—	—	—	27,664	1.6%
Seattle	28	7,791	3,130	14,289	1,630	—	26,840	1.5%
Toronto	25	26,123	—	—	—	—	26,123	1.5%
Raleigh	12	6,064	17,208	954	—	—	24,226	1.4%
Boston	17	16,776	—	3,973	—	2,131	22,880	1.3%
Charlotte	22	—	8,755	13,066	—	—	21,821	1.2%
Miami	36	1,298	—	15,306	5,217	—	21,821	1.2%
Indianapolis	14	—	11,442	557	711	8,451	21,161	1.2%
Baltimore	19	4,133	—	11,343	2,562	1,712	19,750	1.1%
Remaining	955	271,657	220,935	164,349	95,559	123,082	875,582	49.4%
Total	1,619	$662,852	$380,212	$401,996	$147,136	$180,140	$1,772,336	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance(1)	4Q19	1Q20	2Q20	3Q20	4Q20
Properties	578	586	578	563	607
Units	70,144	71,710	69,434	67,154	71,017
Total occupancy	86.1%	85.3%	81.4%	78.9%	76.3%
Total revenues	$804,403	$821,990	$752,586	$726,133	$703,039
Operating expenses	564,895	582,533	573,042	550,755	539,465
NOI	$239,508	$239,457	$179,544	$175,378	$163,574
NOI margin	29.8%	29.1%	23.9%	24.2%	23.3%
Recurring cap-ex	$38,756	$15,414	$11,042	$11,851	$14,356
Other cap-ex	$55,536	$36,751	$26,445	$27,577	$27,728

Same Store Performance(2)	4Q19	1Q20	2Q20	3Q20	4Q20
Properties	514	514	514	514	514
Occupancy	86.5%	86.0%	82.1%	79.2%	77.6%
Same store revenues	$719,925	$723,868	$671,237	$652,533	$636,922
Compensation	311,749	312,467	305,009	300,000	291,461
Utilities	27,309	28,506	24,505	27,184	27,082
Food	27,233	26,703	24,977	23,994	24,508
Repairs and maintenance	18,028	16,605	13,135	16,066	16,650
Property taxes	23,635	25,159	25,077	25,350	23,844
All other	97,266	99,944	116,326	99,574	111,159
Same store operating expenses	505,220	509,384	509,029	492,168	494,704
Same store NOI	$214,705	$214,484	$162,208	$160,365	$142,218
Year over year growth rate					(33.8)%

Partners	Properties(3)	Units(3)	Welltower Ownership %(4)	Core Markets	4Q20 NOI	% of Total
Sunrise Senior Living	173	14,711	96.7%	Southern California	$19,405	11.9%
Revera	94	11,823	75.0%	Greater London	13,595	8.3%
Brandywine Living	28	2,677	99.5%	Northern California	12,962	7.9%
Belmont Village	21	2,952	95.0%	New York / New Jersey	11,755	7.2%
Sagora Senior Living	14	2,697	100.0%	Washington D.C.	9,095	5.6%
Chartwell Retirement Residences	40	8,071	51.1%	Montréal	6,894	4.2%
Senior Resource Group	24	4,658	64.5%	Toronto	6,480	4.0%
Pegasus Senior Living	36	3,911	98.0%	Boston	3,936	2.4%
Cogir	18	3,268	91.1%	Birmingham, UK	2,250	1.4%
Clover Management	33	4,020	89.8%	Ottawa	2,046	1.3%
Oakmont Senior Living	8	623	100.0%	Vancouver	1,917	1.2%
Balfour Senior Living	7	711	95.0%	Seattle	1,641	1.0%
Frontier Management	52	3,083	96.3%	Manchester, UK	1,619	1.0%
EPOCH Senior Living	3	230	95.0%	Core Markets	93,595	57.4%
Remaining	47	6,694		All Other	69,979	42.6%
Total	598	70,129		Total	$163,574	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 22 and 23 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.0% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$54,472	11.9%	5 / 831	5 / 434	$7,360	2.6%	12.4%	6,868	$99,131	$1,037,762	0.8%		(8.1)%
New York	32 / 2,757	51,975	11.3%	3 / 508	4 / 370	2,442	0.4%	5.8%	4,037	113,384	537,262	1.8%		(9.9)%
Washington D.C.	12 / 1,358	32,558	7.1%	4 / 468	5 / 682	6,287	3.7%	13.9%	5,554	129,072	681,968	4.6%		(6.3)%
Dallas	21 / 2,784	26,461	5.8%	—	—	—	7.5%	29.0%	3,418	82,771	308,293	0.5%		(2.5)%
San Francisco	13 / 1,623	24,961	5.4%	—	—	—	4.0%	13.0%	9,068	128,027	1,141,506	0.4%		(9.3)%
Boston	11 / 751	16,776	3.7%	—	—	—	3.3%	8.4%	2,613	138,573	778,935	0.9%		(9.1)%
San Diego	7 / 922	16,243	3.5%	—	—	—	3.1%	17.0%	4,596	107,763	958,785	(1.0)%		(6.4)%
San Antonio	4 / 1,075	12,267	2.7%	1 / 112	1 / 162	1,250	8.8%	30.5%	2,370	72,423	256,088	1.0%		(3.9)%
Philadelphia	11 / 885	10,467	2.3%	1 / 250	1 / 76	494	0.9%	5.0%	2,143	109,044	373,223	0.6%		(6.8)%
Houston	10 / 953	10,374	2.3%	2 / 230	2 / 241	2,038	7.3%	27.4%	3,637	81,638	332,385	8.6%		(4.6)%
Denver	5 / 735	10,363	2.3%	3 / 498	1 / 163	1,635	7.0%	26.1%	5,065	77,364	552,865	(0.7)%		(3.3)%
Sacramento	7 / 598	10,021	2.2%	—	—	—	4.1%	14.4%	3,697	89,983	513,020	1.6%		(6.5)%
Boulder, CO	6 / 518	9,511	2.1%	—	—	—	6.0%	31.4%	2,029	103,523	675,817	N/A		(7.2)%
Charlottesville, VA	1 / 302	8,229	1.8%	—	—	—	3.7%	10.6%	2,123	57,071	350,000	N/A		(2.5)%
San Jose	4 / 480	7,811	1.7%	—	—	—	3.9%	13.0%	6,841	138,316	1,417,379	(1.6)%		(5.9)%
Seattle	14 / 1,415	7,663	1.7%	3 / 307	3 / 339	1,917	6.5%	21.7%	5,093	97,656	590,710	1.6%		(6.7)%
Buffalo	10 / 1,254	7,413	1.6%	—	—	—	0.4%	3.5%	2,799	70,675	183,691	(0.6)%		(7.1)%
Salisbury, MD	2 / 214	6,272	1.4%	—	—	—	8.6%	10.7%	643	74,531	427,556	N/A		(5.3)%
Trenton, NJ	2 / 207	6,064	1.3%	1 / 120	1 / 112	3,036	2.2%	9.9%	819	136,688	495,366	N/A		(5.9)%
Raleigh	2 / 250	5,565	1.2%	1 / 138	1 / 176	2,251	6.5%	26.1%	3,148	91,403	310,412	3.1		(5.4)%
Chicago	17 / 1,886	5,161	1.1%	1 / 201	1 / 131	292	-0.1%	10.3%	3,416	77,310	296,207	0.7%		(7.1)%
Pittsburgh	4 / 434	5,005	1.1%	1 / 179	1 / 101	1,742	0.2%	6.6%	1,899	88,677	236,216	(1.9)%		(7.1)%
Santa Rosa, CA	4 / 511	4,386	1.0%	—	—	—	2.1%	8.1%	2,060	88,595	771,240	N/A		(9.0)%
Phoenix	7 / 767	4,384	1.0%	2 / 309	2 / 167	1,215	6.7%	13.6%	3,659	74,620	338,928	1.4		(2.6)%
Las Vegas	4 / 700	4,354	0.9%	—	—	—	5.7%	16.7%	6,138	51,081	247,233	2.8%		(10.1)%
Total - Top 25	241 / 27,057	$358,756	78.3%	28 / 4,151	28 / 3,154	$31,959	3.4%	14.0%	4,421	$102,935	$657,968	1.4%		(6.9)%
All Other US SHO Markets	153 / 16,556	99,706	21.7%	11 / 1,310	11 / 1,144	4,282	3.5%	13.2%	2,371	78,628	341,023
Total US SHO	394 / 43,613	$458,462	100.0%	39 / 5,461	39 / 4,298	$36,241	3.4%	13.7%	3,682	$97,685	$589,509

% of Total IPNOI						2.0%
US National Average							3.3%	11.7%	94	$66,010	$245,219	1.7%	(10)	(6.1)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2019 - November 2020 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.1% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$54,472	11.9%	8 / 1,132	14 / 1,560	$14,110	2.6%	13.0%	6,666	$92,596	$953,680	0.8%		(8.1)%
New York	32 / 2,757	51,975	11.3%	7 / 932	8 / 755	7,515	0.5%	5.7%	3,956	109,633	510,114	1.8%		(9.9)%
Washington D.C.	12 / 1,358	32,558	7.1%	7 / 1,021	10 / 1,139	8,141	4.1%	14.6%	5,489	125,618	674,913	4.6%		(6.3)%
Dallas	21 / 2,784	26,461	5.8%	4 / 547	4 / 414	3,224	7.4%	28.5%	3,250	77,588	297,985	0.5%		(2.5)%
San Francisco	13 / 1,623	24,961	5.4%	—	—	—	4.0%	13.2%	7,723	125,659	1,110,571	0.4%		(9.3)%
Boston	11 / 751	16,776	3.7%	—	—	—	3.3%	8.4%	2,551	123,300	683,023	0.9%		(9.1)%
San Diego	7 / 922	16,243	3.5%	—	—	—	3.5%	16.0%	4,480	106,482	853,762	(1.0)%		(6.4)%
San Antonio	4 / 1,075	12,267	2.7%	2 / 146	1 / 162	1,971	8.6%	29.4%	2,254	69,130	240,322	1.0%		(3.9)%
Philadelphia	11 / 885	10,467	2.3%	2 / 344	3 / 238	1,353	1.0%	5.4%	2,330	99,840	332,585	0.6%		(6.8)%
Houston	10 / 953	10,374	2.3%	5 / 733	4 / 641	5,129	7.5%	30.5%	3,689	78,738	274,164	8.6%		(4.6)%
Denver	5 / 735	10,363	2.3%	3 / 498	3 / 440	6,646	6.8%	24.9%	4,744	72,964	486,457	(0.7)%		(3.3)%
Sacramento	7 / 598	10,021	2.2%	3 / 270	2 / 195	732	4.0%	15.0%	3,464	87,041	483,504	1.6%		(6.5)%
Boulder, CO	6 / 518	9,511	2.1%	—	—	—	6.4%	28.7%	1,406	111,084	664,150	N/A		(7.2)%
Charlottesville, VA	1 / 302	8,229	1.8%	—	—	—	4.9%	13.9%	1,500	73,864	354,630	N/A		(2.5)%
San Jose	4 / 480	7,811	1.7%	—	—	—	3.9%	13.1%	5,832	136,600	1,406,014	(1.6)%		(5.9)%
Seattle	14 / 1,415	7,663	1.7%	4 / 443	3 / 339	1,917	6.5%	23.4%	4,565	101,145	608,418	1.6%		(6.7)%
Buffalo	10 / 1,254	7,413	1.6%	—	—	—	0.2%	3.5%	2,522	67,123	174,709	(0.6)%		(7.1)%
Salisbury, MD	2 / 214	6,272	1.4%	—	—	—	8.1%	10.2%	556	77,561	408,684	N/A		(5.3)%
Trenton, NJ	2 / 207	6,064	1.3%	2 / 218	1 / 112	3,036	1.4%	9.8%	1,079	126,434	459,691	N/A		(5.9)%
Raleigh	2 / 250	5,565	1.2%	1 / 138	1 / 176	2,251	7.6%	32.7%	2,640	98,673	363,401	3.1		(5.4)%
Chicago	17 / 1,886	5,161	1.1%	5 / 703	5 / 575	2,366	-0.2%	11.0%	3,283	86,301	310,760	0.7%		(7.1)%
Pittsburgh	4 / 434	5,005	1.1%	2 / 306	2 / 174	3,239	0.6%	5.7%	1,730	83,643	220,991	(1.9)%		(7.1)%
Santa Rosa, CA	4 / 511	4,386	1.0%	—	—	—	2.3%	9.2%	1,144	92,803	796,078	N/A		(9.0)%
Phoenix	7 / 767	4,384	1.0%	4 / 625	3 / 286	1,547	7.1%	15.1%	3,463	68,242	295,578	1.4		(2.6)%
Las Vegas	4 / 700	4,354	0.9%	—	—	—	6.0%	18.9%	5,786	50,770	246,700	2.8%		(10.1)%
Total - Top 25	241 / 27,057	$358,756	78.3%	59 / 8,056	64 / 7,206	$63,177	3.5%	14.4%	4,165	$99,724	$621,821	1.4%		(6.9)%
All Other US SHO Markets	153 / 16,556	99,706	21.7%	24 / 3,124	23 / 2,480	8,817	3.4%	13.5%	2,048	73,308	331,469
Total US SHO	394 / 43,613	$458,462	100.0%	83 / 11,180	87 / 9,686	$71,994	3.5%	14.1%	3,402	$94,018	$559,106

% of Total IPNOI						4.1%
US National Average							3.3%	11.7%	94	$66,010	$245,219	1.7%	(10)	(6.1)%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q20. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2019 - November 2020 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)	Industry Benchmarks(2)
Property age	16	21
5 year total population growth	3.4%	3.3%
5 year 75+ population growth	13.7%	11.7%
Housing value	$589,509	$245,219
Household income	$97,685	$66,010
REVPOR	$6,186	$5,116
SS REVPOR growth	(1.3)%	1.4%
SSNOI per unit	$14,979	$18,307
SSNOI growth	(35.2)%	DNA

	UK Portfolio(1,3,4)	Industry Benchmarks(5)
Property age	10	21
Units per property	82	41
5 year total population growth	3.0%	2.7%
5 year 75+ population growth	17.0%	18.4%
Housing value	£395,219	£229,352
REVPOR	£6,615	£3,720
SS REVPOR growth	3.6%	3.3%
SSNOI per unit	£14,518	£9,544
SSNOI growth	(12.6)%	DNA

	Canadian Portfolio(1,3,4)	Industry Benchmarks(6)
5 year total population growth	5.6%	5.5%
5 year 75+ population growth	19.0%	22.2%
Housing value	$544,726	$456,053
Household income	$108,581	$102,231
REVPOR	$3,693	$2,469
SS REVPOR growth	0.9%	3.4%
SSNOI per unit	$11,461	DNA
SSNOI growth	(37.6)%	DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of December 31, 2020. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 4Q20 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2020-2025 Claritas projections; housing value and household income are the US median per Claritas 2020; NOI per unit per The State of Seniors Housing 2019 and represents 2018 results.
(3) REVPOR is based on total 4Q20 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.30. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.3160. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 Experian projections; housing value represents UK average per Experian 2019.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2019; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.6%	0.2%	0.8%	6	5	3.8%	5.5%	9.3%	11	12
0.85x - 0.95x	1.5%	—%	1.5%	9	3	4.1%	—%	4.1%	9	3
0.95x - 1.05x	4.2%	4.8%	9.0%	13	5	5.3%	0.6%	5.9%	8	4
1.05x - 1.15x	1.9%	—%	1.9%	8	2	0.3%	1.3%	1.6%	9	3
1.15x - 1.25x	5.0%	1.1%	6.1%	7	4	3.7%	—%	3.7%	13	1
1.25x - 1.35x	0.3%	1.3%	1.6%	9	3	0.7%	—%	0.7%	7	1
>1.35x	5.1%	2.0%	7.1%	11	7	0.7%	2.0%	2.7%	11	5
Total	18.6%	9.4%	28.0%	10	29	18.6%	9.4%	28.0%	10	29

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2021	$—	$44,871	$—	$8,968	$31,308	$85,147	7.2%
2022	655	46,711	—	5,847	21,043	74,256	6.3%
2023	—	50,760	—	840	2,688	54,288	4.6%
2024	11,431	57,747	—	—	1,011	70,189	5.9%
2025	4,774	30,300	—	—	191	35,265	3.0%
2026	68,753	30,432	—	17,177	598	116,960	9.9%
2027	31,924	25,571	—	1,066	204	58,765	5.0%
2028	7,065	22,306	—	20,049	168	49,588	4.2%
2029	31,309	20,821	—	—	218	52,348	4.4%
2030	17,980	34,743	—	26,617	138	79,478	6.7%
Thereafter	174,193	84,602	147,136	100,511	2,163	508,605	42.8%
	$348,084	$448,864	$147,136	$181,075	$59,730	$1,184,889	100.0%

Weighted Avg Maturity Years	9	6	12	11	2	8

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2020 for stable portfolio only. Agreements included represent 88% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance(1)	4Q19	1Q20	2Q20	3Q20	4Q20
Properties	378	388	373	359	357
Square feet	23,044,140	23,186,273	22,468,357	21,740,520	21,555,867
Occupancy	94.0%	94.3%	93.8%	93.6%	93.7%
Total revenues	$180,101	$193,959	$178,695	$170,733	$166,679
Operating expenses	55,915	58,533	50,855	52,312	50,231
NOI	$124,186	$135,426	$127,840	$118,421	$116,448
NOI margin	69.0%	69.8%	71.5%	69.4%	69.9%
Revenues per square foot	$32.49	$36.86	$35.96	$35.66	$38.50
NOI per square foot	$22.41	$25.74	$25.72	$24.73	$26.90
Recurring cap-ex	$7,794	$7,202	$6,537	$7,592	$7,278
Other cap-ex	$8,618	$5,893	$9,644	$8,946	$6,169

Same Store Performance(2)	4Q19	1Q20	2Q20	3Q20	4Q20
Properties	303	303	303	303	303
Occupancy	94.2%	94.2%	93.9%	93.8%	93.7%
Same store revenues	$123,220	$123,462	$120,612	$123,418	$124,783
Same store operating expenses	40,036	40,847	37,698	41,196	39,856
Same store NOI	$83,184	$82,615	$82,914	$82,222	$84,927
Year over year growth rate					2.1%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$23,580	5.3%	Health system affiliated properties as % of NOI(3)	92.6%
CommonSpirit Health	15,484	3.4%	Health system affiliated tenants as % of rental income(3)	65.1%
Novant Health	15,173	3.4%	Retention (trailing twelve months)(3)	87.3%
Virtua	14,854	3.3%	In-house managed properties as % of square feet(3,4)	84.0%
Baylor Scott & White	13,406	3.0%	Average remaining lease term (years)(3)	6.1
Remaining portfolio	366,367	81.6%	Average building size (square feet)(3)	60,391
Total	$448,864	100.0%	Average age (years)	15

Expirations(3)	2021	2022	2023	2024	2025	Thereafter
Occupied square feet	2,058,524	2,067,702	2,235,476	2,416,933	1,466,414	9,954,465
% of occupied square feet	10.2%	10.2%	11.1%	12.0%	7.3%	49.2%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 303 same store properties representing 18,934,933 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2016	2017	2018	2019	1Q20	2Q20	3Q20	4Q20	16-20 Total
Count	22	18	15	27	4	1	—	7	94
Total	$2,287,973	$742,020	$3,788,261	$4,073,554	$397,911	$6,201	$—	$506,105	$11,295,920
Low	10,618	7,310	4,950	7,550	28,420	6,201	—	11,129	4,950
Median	27,402	24,025	73,727	38,800	67,052	6,201	—	48,875	35,954
High	1,150,000	149,400	2,481,723	1,250,000	235,387	6,201	—	164,300	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Loan Advances	Yield	Construction Conversions(2)	Yield	Dispositions	Yield
October	$137,783	3.4%	$—	—%	$—	—%	$212,854	4.8%
November	169,893	0.4%	20,867	6.5%	—	—%	167,632	6.0%
December	198,429	6.5%	—	—%	65,472	9.1%	293,711	5.0%
Total	$506,105	3.6%	$20,867	6.5%	$65,472	9.1%	$674,197	5.2%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Fourth Quarter 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	20	1,999	units	$406,068	224,493	2.9%
Seniors Housing Triple-net	11	495	units	88,908	179,612	6.5%
Outpatient Medical	1	28,038	sf	11,129	397	6.0%
Total acquisitions	32			506,105		3.6%

Development(2)
Development projects:
Seniors Housing Operating	30	4,116	units	144,597
Seniors Housing Triple-net	7	630	units	15,234
Outpatient Medical	4	462,710	sf	16,616
Total development	41			176,447		7.6%

Loan advances(3)				20,867		6.5%
Total gross investments				703,419		4.7%

Dispositions(4)
Seniors Housing Operating	6	506	units	182,854	395,257	3.6%
Seniors Housing Triple-net	1	178	units	30,000	168,539	11.8%
Outpatient Medical	26	1,585,949	sf	460,343	348	5.4%
Long-Term/Post-Acute Care	1	68	beds	1,000	14,706	—%
Real property dispositions	34			674,197		5.2%

Net investments (dispositions)				$29,222

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Pro rata amounts include joint venture real estate loans receivable.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2020
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures(1)
Seniors Housing Operating	26	3,263	units	$574,793	$212,568	3.5%
Seniors Housing Triple-net	11	495	units	88,908	179,612	6.5%
Outpatient Medical	17	533,050	sf	246,516	462	6.1%
Total acquisitions	54			910,217		4.5%

Development(2)
Development projects:
Seniors Housing Operating	34	4,507	units	355,056
Seniors Housing Triple-net	10	1,046	units	60,659
Outpatient Medical	7	604,927	sf	88,456
Total development projects	51			504,171
Expansion projects:
Seniors Housing Operating	4	212	units	23,952
Total development	55			528,123		7.6%

Loan advances(3)				199,863		7.3%

Total gross investments				1,638,203		5.8%

Dispositions(4)
Seniors Housing Operating	31	5,244	units	1,282,439	332,179	4.8%
Seniors Housing Triple-net	2	247	units	38,125	154,352	11.3%
Outpatient Medical	108	6,362,302	sf	2,324,062	403	5.6%
Health System	3	426	units	53,168	156,009	3.8%
Long-Term/Post-Acute Care	3	311	beds	18,146	58,347	12.8%
Real property dispositions	147			3,715,940		5.4%

Loan payoffs				9,012		7.0%
Total dispositions	147			3,724,952		5.4%

Net investments (dispositions)				$(2,086,749)

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Balfour Senior Living	74	2979 Uinta Street	Denver	CO	US	Denver
Clover Management	128	2000 Carlton Hollow Way	Ballston Spa	NY	US	Albany
Frontier Management	58	848 W Orchard Dr	Bellingham	WA	US	Bellingham, WA
Frontier Management	93	966 Oyster Bay Ct	Bremerton	WA	US	Bremerton, WA
Frontier Management	58	192 Norman Ave.	Coos Bay	OR	US	Coos Bay, OR
Frontier Management	81	1855 Ocean Blvd SE	Coos Bay	OR	US	Coos Bay, OR
Frontier Management	83	180 2nd Ave S	Edmonds	WA	US	Seattle
Frontier Management	40	524 75th St SE	Everett	WA	US	Seattle
Frontier Management	88	615 Washburn Way	Klamath Falls	OR	US	Klamath Falls, OR
Frontier Management	48	320 Lake Havasu Ave. N,	Lake Havasu City	AZ	US	Lake Havasu City-Kingman, AZ
Frontier Management	52	835 E Main St	Molalla	OR	US	Portland, OR
Frontier Management	69	4452 Lancaster Dr NE	Salem	OR	US	Salem, OR
Frontier Management	80	4050 12th Street Cutoff SE	Salem	OR	US	Salem, OR
Frontier Management	81	201 NW 78th St	Vancouver	WA	US	Portland, OR
Sparrow Partners	144	1240 East Pleasant Run	Cedar Hill	TX	US	Dallas
Sparrow Partners	126	4205-4209 Dalrock Rd	Rowlett	TX	US	Dallas
StoryPoint Senior Living	162	700 Dickinson Rd	Chesterton	IN	US	Chicago
StoryPoint Senior Living	162	3715 Union Chapel Rd	Fort Wayne	IN	US	Fort Wayne, IN
StoryPoint Senior Living	204	7129 Gilmore Rd	West Chester Township	OH	US	Cincinnati
StoryPoint Senior Living	168	1470 Pray Blvd	Waterville	OH	US	Toledo
Total	1,999

Seniors Housing Triple-Net
StoryPoint Senior Living	41	1320 Pine Ave	Alma	MI	US	Alma, MI
StoryPoint Senior Living	50	150 Meadow Lane	Bad Axe	MI	US	No MSA
StoryPoint Senior Living	20	29601 Amerihost Dr	Dowagiac	MI	US	South Bend, IN
StoryPoint Senior Living	34	1515 Meijer Dr	Greenville	MI	US	Grand Rapids
StoryPoint Senior Living	40	1821 N. East St	Hastings	MI	US	Grand Rapids
StoryPoint Senior Living	64	101 Devonshire Dr	Lapeer	MI	US	Detroit
StoryPoint Senior Living	45	2378 S. Lincoln Rd	Mt. Pleasant	MI	US	Mount Pleasant, MI
StoryPoint Senior Living	46	677 Hazen	Paw Paw	MI	US	Kalamazoo-Portage, MI
StoryPoint Senior Living	64	6070 Northland Dr	Rockford	MI	US	Grand Rapids
StoryPoint Senior Living	45	70 W. Argyle Ave	Sandusky	MI	US	No MSA
StoryPoint Senior Living	46	6827 Whitehall Rd	Whitehall	MI	US	Muskegon, MI
Total	495

Outpatient Medical
University of Texas	28,038	11476 Space Center Blvd	Houston	TX	US	Houston

(1) Please refer to the 4Q20 Welltower Facility Address List in the Investors section of our website for further details.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 12/31/20	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$98,125	$95,653	2Q21
Potomac, MD	120	—	90	30	55,798	47,861	2Q21
Scarborough, ON	172	141	—	31	34,426	19,470	2Q21
Alexandria, VA	93	—	66	27	20,624	17,848	2Q21
Newton, MA	85	—	43	42	15,393	13,325	2Q21
Beckenham, UK	100	—	76	24	48,261	34,292	3Q21
Staten Island, NY	95	—	45	50	21,590	15,670	3Q21
Franklin Lakes, NY	88	—	51	37	16,921	11,219	3Q21
Fairfax, VA	84	—	51	33	16,658	9,261	3Q21
Mountain Lakes, NJ	90	—	57	33	15,063	8,343	3Q21
Barnet, UK	100	—	76	24	53,077	30,912	4Q21
Redwood City, CA	90	—	56	34	19,465	11,989	4Q21
San Francisco, CA	214	11	170	33	110,905	103,893	1Q22
White Plains, NY	132	132	—	—	59,913	29,739	1Q22
Hendon, UK	102	—	78	24	56,868	38,113	1Q22
Bellevue, WA	110	—	82	25	9,518	3,303	1Q22
New York, NY	528	400	92	36	146,096	81,839	2Q22
Princeton, NJ	80	—	68	12	29,592	19,021	3Q22
Montreal, ON	247	247	—	—	16,124	2,406	3Q22
Montreal, ON	223	223	—	—	13,711	2,550	3Q22
Orange, CA	91	—	49	42	18,578	3,445	4Q22
Coral Gables, FL	91	—	55	36	18,225	4,128	4Q22
Livingston, NJ	103	—	77	26	17,375	2,480	4Q22
Berea, OH	120	120	—	—	13,441	1,384	4Q22
Painesville, OH	119	119	—	—	13,016	1,358	4Q22
Beaver, PA	116	116	—	—	12,766	1,037	4Q22
New York, NY	160	—	76	84	79,400	32,418	2Q23
Subtotal	3,704	1,509	1,427	765	1,030,929	642,957

Seniors Housing Triple-net
Thousand Oaks, CA	82	—	—	82	25,391	21,408	1Q21
Redhill, UK	76	—	46	30	21,723	11,869	2Q21
Edenbridge, UK	85	—	51	34	20,464	19,979	2Q21
Leicester, UK	60	—	36	24	15,301	5,566	1Q22
Wombourne, UK	66	—	41	25	16,394	5,537	2Q22
Raleigh, NC	191	151	40	—	141,853	7,170	2Q23
Subtotal	560	151	214	195	241,126	71,529

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/20	Estimated Conversion
Charlotte, NC		176,640	100%	Yes	95,703	75,201	1Q21
Charlotte, NC		104,508	100%	Yes	52,255	41,018	1Q21
Brooklyn, NY		140,955	100%	Yes	105,306	104,148	2Q21
Kalamazoo, MI		40,607	100%	Yes	14,267	2,654	3Q21
Subtotal		462,710			267,531	223,021

Total Development Projects					$1,539,586	$937,507

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2021 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	27	3,704	7.7%	$283,844	$104,128	$387,972	$1,030,929
Seniors Housing Triple-net	6	560	7.5%	66,985	102,612	169,597	241,126
Outpatient Medical	4	462,710	6.4%	44,510	—	44,510	267,531
Total	37		7.4%	$395,339	$206,740	$602,079	$1,539,586

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q20 actual	$93,877	8.6%	2020 actual	$284,503	8.5%
2Q20 actual	99,580	8.1%	2021 estimate	750,510	7.8%
3Q20 actual	25,574	8.5%	2022 estimate	567,823	6.9%
4Q20 actual	65,472	9.1%	2023 estimate	221,253	7.8%
1Q21 estimate	173,349	5.9%	Total	$1,824,089	7.6%
2Q21 estimate	371,859	7.9%
3Q21 estimate	132,760	9.5%
4Q21 estimate	72,542	9.0%
1Q22 estimate	252,505	7.2%
2Q22 estimate	162,490	5.5%
3Q22 estimate	59,427	7.7%
4Q22 estimate	93,401	8.0%
2Q23 estimate	221,253	7.8%
Total	$1,824,089	7.6%

Unstabilized Properties
	9/30/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2020 Properties	Beds / Units
Seniors Housing Operating	23	(1)	3	8	33	4,819
Seniors Housing Triple-net	8	—	1	—	9	841
Long-Term/Post-Acute Care	1	—	—	—	1	120
Total	32	(1)	4	8	43	5,780

Occupancy	9/30/2020 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2020 Properties
0% - 50%	14	—	4	7	—	25
50% - 70%	11	—	—	1	(1)	11
70% +	7	(1)	—	—	1	7
Total	32	(1)	4	8	—	43

Occupancy	12/31/2020 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	25	6	$48,040	1.1%	$731,268	2.1%
50% - 70%	11	21	45,418	1.0%	360,884	1.0%
70% +	7	22	39,540	0.9%	295,984	0.8%
Total	43	12	$132,998	3.0%	$1,388,136	3.9%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$662,852	57,920	units
Seniors Housing Triple-net	380,212	23,853	units
Outpatient Medical	401,996	16,736,274	square feet
Health System	147,136	20,754	units/beds
Long-Term/Post-Acute Care	180,140	13,596	beds
Total In-Place NOI(2)	1,772,336
Incremental stabilized NOI(3)	77,552
Total stabilized NOI	$1,849,888

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	11,509,533
Secured debt(4)	2,999,502
Financing lease liabilities	107,102
Total debt	14,616,137
Add (Subtract):
Other liabilities (assets), net(5)	348,167
Cash and cash equivalents and restricted cash	(2,021,043)
Net obligations	$12,943,261

Other Assets
Land parcels	$190,818		Effective Interest Rate(8)
Real estate loans receivable(6)	394,412		7.7%
Non-real estate loans receivable(7)	240,269		11.4%
Joint venture real estate loans receivables(9)	226,315		5.5%
Other investments(10)	4,636
Investments held for sale(11)	254,520
Development properties:(12)
Current balance	937,507
Unfunded commitments	602,079
Committed balances	$1,539,586
Projected yield	7.4%
Projected NOI	$113,929

Common Shares Outstanding(13)	418,797
Notes:
(1) Includes $12,967,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,131,786,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$115,411
Below market tenant lease intangibles, net	36,980
Deferred taxes, net	(31,578)
In place lease intangibles, net	(38,157)
Other non-cash liabilities / (assets), net	6,650
Total non-cash liabilities/(assets), net	$89,306

(6) Represents $402,718,000 of real estate loans excluding development loans and net of $8,306,000 of credit allowances.
(7) Represents $455,508,000 of non-real estate loans, net of $215,239,000 of credit allowances.
(8) Average cash-pay interest rates are 7.7% and 6.1% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at December 31, 2020.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 13-14. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	4Q19	1Q20	2Q20	3Q20	4Q20
Revenues:
Seniors Housing Operating
Resident fees and services	$802,452	$820,828	$748,520	$725,043	$701,590
Interest income	36	104	88	113	313
Other income	1,915	1,058	3,978	977	1,136
Total revenues	804,403	821,990	752,586	726,133	703,039

Seniors Housing Triple-net
Rental income	115,717	85,409	111,749	92,572	115,604
Interest income	6,303	5,810	5,960	6,552	6,763
Other income	1,403	1,159	937	930	1,503
Total revenues	123,423	92,378	118,646	100,054	123,870

Outpatient Medical
Rental income	177,840	193,084	176,555	169,007	160,981
Interest income	426	466	461	760	4,226
Other income	1,835	409	1,679	966	1,472
Total revenues	180,101	193,959	178,695	170,733	166,679

Health System
Rental income	43,036	42,818	42,446	42,445	42,445
Total revenues	43,036	42,818	42,446	42,445	42,445

Long-Term/Post-Acute Care
Rental income	53,422	53,388	53,696	(46,789)	54,272
Interest income	8,953	8,861	9,560	9,325	9,794
Other income	473	514	(329)	190	9
Total revenues	62,848	62,763	62,927	(37,274)	64,075

Corporate
Other income	385	294	253	2,966	3,095
Total revenues	385	294	253	2,966	3,095

Total
Rental income	390,015	374,699	384,446	257,235	373,302
Resident fees and services	802,452	820,828	748,520	725,043	701,590
Interest income	15,718	15,241	16,069	16,750	21,096
Other income	6,011	3,434	6,518	6,029	7,215
Total revenues	$1,214,196	$1,214,202	$1,155,553	$1,005,057	$1,103,203

Property operating expenses:
Seniors Housing Operating	$564,895	$582,533	$573,042	$550,755	$539,465
Seniors Housing Triple-net	7,473	8,363	8,285	7,353	9,110
Outpatient Medical	55,915	58,533	50,855	52,312	50,231
Health System	20	20	20	20	20
Long-Term/Post-Acute Care	4,595	4,799	5,138	5,107	5,728
Corporate	—	—	—	1,718	1,663
Total property operating expenses	$632,898	$654,248	$637,340	$617,265	$606,217

Net operating income:
Seniors Housing Operating	$239,508	$239,457	$179,544	$175,378	$163,574
Seniors Housing Triple-net	115,950	84,015	110,361	92,701	114,760
Outpatient Medical	124,186	135,426	127,840	118,421	116,448
Health System	43,016	42,798	42,426	42,425	42,425
Long-Term/Post-Acute Care	58,253	57,964	57,789	(42,381)	58,347
Corporate	385	294	253	1,248	1,432
Net operating income	$581,298	$559,954	$518,213	$387,792	$496,986

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. NOI related to DownREIT's included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	December 31, 2020		December 31, 2020
Net income (loss)	$1,038,852		$155,278
Interest expense	514,388		121,173
Income tax expense (benefit)	9,968		290
Depreciation and amortization	1,038,437		242,733
EBITDA	2,601,645		519,474
Loss (income) from unconsolidated entities	8,083		(258)
Stock-based compensation(2)	28,318		7,380
Loss (gain) on extinguishment of debt, net	47,049		13,796
Loss (gain) on real estate dispositions, net	(1,088,455)		(185,464)
Impairment of assets	135,608		9,317
Provision for loan losses	94,436		83,085
Loss (gain) on derivatives and financial instruments, net	11,049		569
Other expenses(2)	64,171		27,583
Other impairment(3)	146,508		—
Total adjustments	(553,233)		(43,992)
Adjusted EBITDA	$2,048,412		$475,482

Interest Coverage Ratios
Interest expense	$514,388		$121,173
Capitalized interest	17,472		4,238
Non-cash interest expense	(15,751)		(1,739)
Total interest	$516,109		$123,672
EBITDA	$2,601,645		$519,474
Interest coverage ratio	5.04	x	4.20	x
Adjusted EBITDA	$2,048,412		$475,482
Adjusted Interest coverage ratio	3.97	x	3.84	x

Fixed Charge Coverage Ratios
Total interest	$516,109		$123,672
Secured debt principal amortization	62,707		16,122
Total fixed charges	$578,816		$139,794
EBITDA	$2,601,645		$519,474
Fixed charge coverage ratio	4.49	x	3.72	x
Adjusted EBITDA	$2,048,412		$475,482
Adjusted Fixed charge coverage ratio	3.54	x	3.40	x

Net Debt to EBITDA Ratios
Total debt(4)			$13,905,822
Less: cash and cash equivalents(5)			(1,968,765)
Net debt			$11,937,057
EBITDA Annualized			$2,077,896
Net debt to EBITDA ratio			5.74	x
Adjusted EBITDA Annualized			$1,901,928
Net debt to Adjusted EBITDA ratio			6.28	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Amounts relate to impairments of straight-line rent receivable deemed uncollectible.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $107,102,000. Excludes operating lease liabilities of $311,164,000 related to ASC 842 adoption.
(5) Inclusive of IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	13,905,822	47.68%
Cash and cash equivalents(4)	(1,968,765)	(6.75)%
Net debt to consolidated book capitalization	$11,937,057	40.93%
Total equity(5)	17,225,062	59.07%
Consolidated book capitalization	$29,162,119	100.00%
Joint venture debt, net(6)	621,429
Total book capitalization	$29,783,548

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	13,905,822	39.43%
Cash and cash equivalents(4)	(1,968,765)	(5.58)%
Net debt to consolidated undepreciated book capitalization	$11,937,057	33.85%
Accumulated depreciation and amortization	6,104,297	17.31%
Total equity(5)	17,225,062	48.84%
Consolidated undepreciated book capitalization	$35,266,416	100.00%
Joint venture debt, net(6)	621,429
Total undepreciated book capitalization	$35,887,845

Enterprise Value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	13,905,822	34.62%
Cash and cash equivalents(4)	(1,968,765)	(4.90)%
Net debt to consolidated enterprise value	$11,937,057	29.72%
Common shares outstanding	417,401
Period end share price	64.62
Common equity market capitalization	$26,972,453	67.16%
Noncontrolling interests(5)	1,252,343	3.12%
Consolidated enterprise value	$40,161,853	100.00%
Joint venture debt, net(6)	621,429
Total enterprise value	$40,783,282

Secured Debt as % of Total Assets
Secured debt(2)	$2,377,930	7.32%
Total assets	$32,483,642

Total Debt as % of Total Assets
Total debt(2)(3)	$13,905,822	42.81%
Total assets	$32,483,642

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,420,790	37.62%
Unencumbered assets	$30,361,791

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $107,102,000 and excludes operating lease liabilities of $311,164,000 related to ASC 842 adoption.
(4) Inclusive of IRC Section 1031 deposits, if any.
(5) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(6) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	% of Total	Wtd. Avg. Interest Rate
2021	$—	$—	$451,038	$54,073	$(138,054)	$367,057	2.53%	3.21%
2022	—	870,000	460,892	88,505	(69,585)	1,349,812	9.30%	2.04%
2023	—	1,369,784	372,541	118,419	(54,332)	1,806,412	12.45%	2.82%
2024	—	1,350,000	183,345	65,630	(24,635)	1,574,340	10.85%	3.86%
2025	—	1,250,000	214,440	491,878	(36,894)	1,919,424	13.23%	3.88%
2026	—	700,000	67,712	19,081	(19,884)	766,909	5.29%	4.15%
2027	—	735,239	163,788	63,838	(45,532)	917,333	6.32%	2.95%
2028	—	1,501,410	81,498	24,962	(14,531)	1,593,339	10.98%	4.48%
2029	—	550,000	249,703	30,983	(2,539)	828,147	5.71%	3.66%
2030	—	750,000	5,918	30,138	(1,135)	784,921	5.41%	3.07%
Thereafter	—	2,433,100	127,198	77,442	(36,399)	2,601,341	17.93%	4.49%
Totals	$—	$11,509,533	$2,378,073	$1,064,949	$(443,520)	$14,509,035	100.00%

Weighted Avg Interest Rate(9)	—	3.67%	3.27%	3.37%	3.05%	3.60%

Weighted Avg Maturity Years	—	7.7	4.3	6.8	3.8	7.2

% Floating Rate Debt	100.00%	13.61%	28.42%	28.87%	35.53%	16.48%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	Investment Hedges(10)
United States	$—	$9,643,752	$1,242,428	$812,303	$(187,015)	$11,511,468	$—
United Kingdom	—	1,434,510	—	—	—	1,434,510	1,831,675
Canada	—	431,271	1,135,645	252,646	(256,505)	1,563,057	490,081
Totals	$—	$11,509,533	$2,378,073	$1,064,949	$(443,520)	$14,509,035	$2,321,756

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of December 31, 2020. The unsecured revolving credit facility matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). Available borrowing capacity of our unsecured revolving credit facility was $3,000,000,000 as of December 31, 2020.
(3) 2022 includes a $860,000,000 unsecured term loan. The loan matures on April 1, 2022 and bears interest at LIBOR plus 1.20%.
(4) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $196,032,000 USD at December 31, 2020). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(5) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $235,239,000 USD at December 31, 2020) that matures on January 15, 2027.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $751,410,000 USD at December 31, 2020). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $683,100,000 USD at December 31, 2020). The notes mature on December 1, 2034.
(8) Excludes operating lease liabilities of $311,164,000 and finance lease liabilities of $107,102,000 related to ASC 842 adoption.
(9) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(10) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(61,851,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q19	1Q20	2Q20	3Q20	4Q20
Net income (loss)	$240,136	$329,380	$159,216	$394,978	$155,278
Loss (gain) on real estate dispositions, net	(12,064)	(262,824)	(155,863)	(484,304)	(185,464)
Loss (income) from unconsolidated entities	(57,420)	3,692	(1,332)	5,981	(258)
Income tax expense (benefit)	(4,832)	5,442	2,233	2,003	290
Other expenses	16,042	6,292	19,411	11,544	33,088
Impairment of assets	98	27,827	75,151	23,313	9,317
Provision for loan losses	—	7,072	1,422	2,857	83,085
Loss (gain) on extinguishment of debt, net	2,612	—	249	33,004	13,796
Loss (gain) on derivatives and financial instruments, net	(5,069)	7,651	1,434	1,395	569
General and administrative expenses	26,507	35,481	34,062	31,003	27,848
Depreciation and amortization	262,644	274,801	265,371	255,532	242,733
Interest expense	131,648	142,007	126,357	124,851	121,173
Consolidated net operating income	600,302	576,821	527,711	402,157	501,455
NOI attributable to unconsolidated investments(1)	22,031	21,150	20,871	13,659	21,481
NOI attributable to noncontrolling interests(2)	(41,035)	(38,017)	(30,369)	(28,024)	(25,950)
Pro rata net operating income (NOI)(3)	$581,298	$559,954	$518,213	$387,792	$496,986

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$703,039	$123,870	$166,679	$42,445	$64,075	$3,095	$1,103,203
Property operating expenses	(539,465)	(9,110)	(50,231)	(20)	(5,728)	(1,663)	(606,217)
NOI(3)	163,574	114,760	116,448	42,425	58,347	1,432	496,986
Adjust:
Interest income	(313)	(6,763)	(4,226)	—	(9,794)	—	(21,096)
Other income	(1,136)	(1,503)	(1,472)	—	(9)	(3,095)	(7,215)
Sold / held for sale	(485)	(201)	(7,368)	—	76	—	(7,978)
Developments / land	952	—	150	—	—	—	1,102
Non In-Place NOI(4)	(2,614)	(4,107)	(3,129)	(5,641)	(3,585)	1,663	(17,413)
Timing adjustments(5)	5,735	(7,133)	96	—	—	—	(1,302)
Total adjustments	2,139	(19,707)	(15,949)	(5,641)	(13,312)	(1,432)	(53,902)
In-Place NOI	165,713	95,053	100,499	36,784	45,035	—	443,084
Annualized In-Place NOI	$662,852	$380,212	$401,996	$147,136	$180,140	$—	$1,772,336

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	646	330	368	215	135	1,694
Recent acquisitions/ development conversions(6)	(46)	(18)	(51)	—	—	(115)
Under development	(27)	(4)	(2)	—	—	(33)
Under redevelopment(7)	(10)	—	(2)	—	(1)	(13)
Current held for sale	(10)	(1)	(2)	—	—	(13)
Land parcels, loans and sub-leases	(11)	(11)	(8)	—	(7)	(37)
Transitions(8)	(27)	(6)	—	—	—	(33)
Other(9)	(1)	—	—	—	—	(1)
Same store properties	514	290	303	215	127	1,449
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(6) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy, respectively.
(7) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(8) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(9) Includes 1 closed property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q19	1Q20	2Q20	3Q20	4Q20	Y/o/Y
Seniors Housing Operating
NOI	$239,508	$239,457	$179,544	$175,378	$163,574
Non-cash NOI on same store properties	(842)	(879)	(959)	(1,017)	(349)
NOI attributable to non-same store properties	(23,254)	(25,746)	(16,799)	(13,378)	(8,291)
Currency and ownership adjustments(1)	754	1,183	2,026	374	(561)
Normalizing adjustment for government grants(2)	—	—	—	—	(11,797)
Other normalizing adjustments(3)	(1,461)	469	(1,604)	(992)	(358)
SSNOI(4)	214,705	214,484	162,208	160,365	142,218	(33.8)%

Seniors Housing Triple-net
NOI	115,950	84,015	110,361	92,701	114,760
Non-cash NOI on same store properties	(4,876)	1,871	(2,913)	17,626	(3,081)
NOI attributable to non-same store properties	(21,827)	4,517	(21,230)	(23,393)	(24,703)
Currency and ownership adjustments(1)	132	247	771	107	(269)
Other normalizing adjustments(3)	(1,134)	(1,767)	713	(54)	(858)
SSNOI	88,245	88,883	87,702	86,987	85,849	(2.7)%

Outpatient Medical
NOI	124,186	135,426	127,840	118,421	116,448
Non-cash NOI on same store properties	(2,915)	(2,291)	(1,752)	(2,029)	(1,542)
NOI attributable to non-same store properties	(19,674)	(33,092)	(31,430)	(23,887)	(24,050)
Currency and ownership adjustments(1)	(17,453)	(17,396)	(10,818)	(10,225)	(5,871)
Normalizing adjustment for lease termination fees(5)	(845)	—	—	—	(14)
Other normalizing adjustments(3)	(115)	(32)	(926)	(58)	(44)
SSNOI	83,184	82,615	82,914	82,222	84,927	2.1%

Health System
NOI	43,016	42,798	42,426	42,425	42,425
Non-cash NOI on same store properties	(6,694)	(6,670)	(6,626)	(5,969)	(5,641)
NOI attributable to non-same store properties	(530)	(108)	—	—	—
Other normalizing adjustments(3)	8	(220)	—	—	—
SSNOI	35,800	35,800	35,800	36,456	36,784	2.7%

Long-Term/Post-Acute Care
NOI	58,253	57,964	57,789	(42,381)	58,347
Non-cash NOI on same store properties	(3,654)	(3,393)	(3,553)	97,641	(3,591)
NOI attributable to non-same store properties	(9,723)	(9,163)	(9,197)	(10,129)	(9,533)
Currency and ownership adjustments(1)	5	32	84	21	(17)
Normalizing adjustments for lease restructuring(6)	(565)	(565)	—	—	—
Other normalizing adjustments(3)	6	—	—	—	—
SSNOI	44,322	44,875	45,123	45,152	45,206	2.0%

Corporate
NOI	385	294	253	1,248	1,432
NOI attributable to non-same store properties	(385)	(294)	(253)	(1,248)	(1,432)
SSNOI	—	—	—	—	—

Total
NOI	581,298	559,954	518,213	387,792	496,986
Non-cash NOI on same store properties	(18,981)	(11,362)	(15,803)	106,252	(14,204)
NOI attributable to non-same store properties	(75,393)	(63,886)	(78,909)	(72,035)	(68,009)
Currency and ownership adjustments(1)	(16,562)	(15,934)	(7,937)	(9,723)	(6,718)
Normalizing adjustments, net	(4,106)	(2,115)	(1,817)	(1,104)	(13,071)
SSNOI	$466,256	$466,657	$413,747	$411,182	$394,984	(15.3)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.3160 and to translate UK properties at a GBP/USD rate of 1.30.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.
(5) Represents normalizing adjustment related to lease termination fees associated with Outpatient Medical tenants.
(6) Represents normalizing adjustment related to lease restructuring associated with one Long-Term/Post-Acute Care Triple-net lease.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$525,649	$83,204	$106,167	$715,020
Unconsolidated SHO revenues attributable to Welltower(1)	22,110	—	21,065	43,175
SHO revenues attributable to noncontrolling interests(2)	(23,589)	(8,085)	(23,482)	(55,156)
Pro rata SHO revenues(3)	524,170	75,119	103,750	703,039
SHO interest and other income	(1,419)	—	(30)	(1,449)
SHO revenues attributable to sold and held for sale properties	(3,209)	—	—	(3,209)
Currency and ownership adjustments(4)	—	(1,177)	(1,013)	(2,190)
SHO local revenues	519,542	73,942	102,707	696,191
Average occupied units/month	27,766	2,843	12,103	42,712
REVPOR/month in USD	$6,186	$8,599	$2,806	$5,389
REVPOR/month in local currency(4)		£6,615	$3,693

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	4Q19	4Q20	4Q19	4Q20	4Q19	4Q20	4Q19	4Q20
SHO SS REVPOR Growth
Consolidated SHO revenues	$635,783	$525,649	$85,203	$83,204	$112,472	$106,167	$833,458	$715,020
Unconsolidated SHO revenues attributable to WELL(1)	22,511	22,110	—	—	21,607	21,065	44,118	43,175
SHO revenues attributable to noncontrolling interests(2)	(40,528)	(23,589)	(7,622)	(8,085)	(25,023)	(23,482)	(73,173)	(55,156)
SHO pro rata revenues(3)	617,766	524,170	77,581	75,119	109,056	103,750	804,403	703,039
Non-cash revenues on same store properties	(990)	(852)	—	—	—	—	(990)	(852)
Revenues attributable to non-same store properties	(68,569)	(47,345)	(11,614)	(12,398)	(2,266)	(2,788)	(82,449)	(62,531)
Currency and ownership adjustments(4)	227	—	244	(1,217)	323	(986)	794	(2,203)
Other normalizing adjustments(5)	(1,837)	(531)	4	—	—	—	(1,833)	(531)
SHO SS revenues(6)	546,597	475,442	66,215	61,504	107,113	99,976	719,925	636,922
Avg. occupied units/month(7)	28,126	24,781	2,592	2,324	12,823	11,863	43,541	38,968
SHO SS REVPOR(8)	$6,425	$6,343	$8,446	$8,750	$2,762	$2,786	$5,467	$5,404
SS REVPOR YOY growth	—%	(1.3)%	—%	3.6%	—%	0.9%	—	(1.2)%

SHO SSNOI Growth
Consolidated SHO NOI	$179,947	$112,784	$21,286	$23,476	$41,220	$23,537	$242,453	$159,797
Unconsolidated SHO NOI attributable to WELL(1)	7,529	4,351	—	—	8,962	8,831	16,491	13,182
SHO NOI attributable to noncontrolling interests(2)	(9,103)	(2,710)	(1,080)	(1,768)	(9,253)	(4,927)	(19,436)	(9,405)
SHO pro rata NOI(3)	178,373	114,425	20,206	21,708	40,929	27,441	239,508	163,574
Non-cash NOI on same store properties	(861)	(331)	18	(18)	1	—	(842)	(349)
NOI attributable to non-same store properties	(20,501)	(4,715)	(2,490)	(3,161)	(263)	(415)	(23,254)	(8,291)
Currency and ownership adjustments(4)	540	—	87	(318)	127	(243)	754	(561)
Normalizing adjustment for government grants(9)	—	(7,849)	—	(2,631)	—	(1,317)	—	(11,797)
Other normalizing adjustments(5)	(1,465)	(358)	4	—	—	—	(1,461)	(358)
SHO pro rata SSNOI(6)	$156,086	$101,172	$17,825	$15,580	$40,794	$25,466	$214,705	$142,218
SHO SSNOI growth		(35.2)%		(12.6)%		(37.6)%		(33.8)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$494,832		$59,319		$125,124		$679,275
Average units in service(10)		33,035		3,143		14,365		50,543
SSNOI/unit in USD		$14,979		$18,873		$8,710		$13,440
SSNOI/unit in local currency(4)				£14,518		$11,461
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.3160 and to translate UK properties at a GBP/USD rate of 1.30.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the receipt of relief funds under the CARES Act and other future stimulus legislation; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 9, 2021 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.